Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

                         (Amendment No.  )

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                   COMTEX SCIENTIFIC CORPORATION
          (Name of Registrant as Specified In Its Charter)

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box) :

   [X]  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i)
        (1), 14-a-6(i) (2) or Item 22 (a) (2) of Schedule 14A
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).
   [ ]  Fee computed on table below per Exchange Act Rules 14a-
        6(i) (4) and 0-11

        1) Title of each class of securities to which transaction applies:

   ___________________________________________________________

        2) Aggregate number of securities to which transaction apples:

   ___________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
             0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ___________________________________________________________

        4)   Proposed maximum aggregate value of transaction:

   ___________________________________________________________

        5)   Total fee paid:

   ___________________________________________________________

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

   ____________________________________________________________

        2)   Form, Schedule or Registration Statement No. :

   ____________________________________________________________

        3)   Filing Party:

   ____________________________________________________________

        4)   Date Filed:

   ____________________________________________________________








                           [COMTEX LOGO]
                        4900 Seminary Road
                    Alexandria, Virginia  22311

                         November 7, 1996

   Dear Stockholder:

        You are cordially invited to attend Comtex Scientific Corporation's Annual Meeting of Stockholders to be held on December 12, 1996 at 11:00 a.m. local time at the Ramada Inn Alexandria, 4641 Kenmore Avenue, Alexandria, Virginia 22304.

        You are being asked to elect the Company's Board of Directors and to ratify the appointment of Ernst & Young L.L.P as accountants. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is very important and would be greatly appreciated.

                                      Sincerely,


                                      C.W. Gilluly, Ed.D.
                                      Chairman and
                                      Chief Executive Officer


                                      Charles W. Terry
                                      President

   YOUR VOTE IS IMPORTANT

        Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

        If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.






                   COMTEX SCIENTIFIC CORPORATION

              Notice of Annual Meeting of Stockholders
                         December 12, 1996

   TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of
   Stockholders of Comtex Scientific Corporation, a New York corporation (the "Company"), is scheduled to be held on December 12, 1996 at 11:00 a.m., local time, at the Ramada Inn
   Alexandria located at 4641 Kenmore Avenue, Alexandria,
   Virginia  22304 for the following purposes:

        1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified.

        2.   To consider and vote on the ratification of Ernst &
             Young L.L.P. as independent accountants for the Company for fiscal year 1997.

        3. To transact such other business as may properly come before the meeting and any adjournment thereof.

        Only stockholders of record at the close of business on October 29, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

                                      FOR THE BOARD OF DIRECTORS


                                      S. Amber Gordon
                                      Secretary
   Alexandria, Virginia
   November 7, 1996





                   COMTEX SCIENTIFIC CORPORATION

                          PROXY STATEMENT


   GENERAL INFORMATION

   Proxy Solicitation

        This Proxy Statement is furnished to the holders of common stock, par value $.01 per share of Comtex Scientific Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Stockholders to be held on December 12, 1996 at 11:00 a.m. local time at the Ramada Inn Alexandria, 4641 Kenmore Avenue, Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 7, 1996 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

   Revocability and Voting of Proxy

        A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend






   to vote the shares represented thereby for the election of all nominees for the office of director and to approve Proposal No. 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

   Record Date and Voting Rights

        Only stockholders of record at the close of business on October 29, 1996 are entitled to notice of and to vote at the Annual Meeting. As of October 24, 1996, 7,857,667 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on all matters that may
   properly come before the Annual Meeting.   The holders of a
   majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.






























        Proposal Number 2, consideration of ratification of Ernst & Young L.L.P. as independent accountants, requires the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

        Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.


   BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of October 24, 1996 regarding the beneficial ownership of the Company's common stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex Scientific Corporation, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The shares shown as beneficially owned by Dr. Gilluly include certain options, the exercise of which could result in a change in control of the Company. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

    Name and Address of     Amount and Nature of     Percentage
     Beneficial Owner     Beneficial Ownership <F1>   of Class


    AMASYS Corporation         4,693,940 <F2><F3>      59.7%
    4900 Seminary Road,
    St. 800
    Alexandria, VA
    22311










    C.W. Gilluly,              5,281,006 <F3><F4>      49.8%
    Chairman of the
    Board and Chief
    Executive Officer

    Erik Hendricks,                4,167 <F5>             *
    Director

    Robert A. Nigro,              68,409 <F6>             *
    Director
    Charles W. Terry,            261,822 <F7>           3.2%
    Director and
    President

    All Directors and          5,615,404 <F8>          51.7%
    Executive Officers
    as a group
    ( 4 Persons)
   ________________________
   * Less than 1%.

   <F1> Beneficial ownership is direct unless otherwise
        indicated.

   <F2> Pursuant to the Third Plan of Reorganization Under
        Chapter 11 of the Bankruptcy Code for Infotechnology,
        Inc. ("Infotech") and its affiliated Debtor, Questech
        Capital Corporation, effective as of June 21, 1996,
        AMASYS Corporation has succeeded to the assets and liabilities of Infotech, including 4,693,940 shares of the Company's common stock.



























   <F3> Includes 2,540,503 shares of the Company's common stock which may be acquired by Dr. Gilluly and his wife, Marny
        (the "Gillulys"), pursuant to a Stock Option Agreement among Infotech, Pacific Telecommunications Systems, Inc., a wholly owned subsidiary of AMASYS Corporation ("PTSI"), and the Gillulys. See "Executive Compensation - Board of
        Directors Interlocks and Insider Participation."

   <F4> Includes 2,540,503 shares which may be acquired pursuant to a Stock Option Agreement between the Company and the Gillulys. Also includes 200,000 shares which may be acquired by Dr. Gilluly upon the exercise of vested options granted under the Comtex Scientific Corporation
        1995 Stock Option Plan.  Dr. Gilluly also owns less than
        5% of the outstanding common stock of AMASYS.

   <F5> Includes 4,167 shares which may be acquired upon the
        exercise of vested options granted under the Comtex
        Scientific Corporation 1995 Stock Option Plan.

   <F6> Includes 4,167 shares which may be acquired upon the
        exercise of vested options granted under the Comtex
        Scientific Corporation 1995 Stock Option Plan.

   <F7> Includes 261,822 shares which may be acquired upon the exercise of vested options granted under the Comtex
        Scientific Corporation 1995 Stock Option Plan.

   <F8> Includes shares referred to in Notes (3) through (7), above.



                           PROPOSAL NO. 1

                       ELECTION OF DIRECTORS

        Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.






        The names of the nominees and certain other information about them are set forth below:

                                     Director
    Nominee               Age        Since     Office Held with
                                               Company


    C.W. Gilluly, Ed.D.     50           1992    Chairman of
                                                 the Board and
                                                 Chief Executive
                                                 Officer
    Erik Hendricks          52           1991    Director

    Robert Nigro            47           1991    Director

    Charles W. Terry        45           1994    President


        C.W. GILLULY, Ed.D., has served as Chairman of the Board and Chief Executive Officer of the Company since June 1992. Dr. Gilluly served as President of the Company from June 1992 to May 1993. Dr. Gilluly has been President of Telecommunications Industries, Inc. ("TII") since 1989. TII is an 82% owned subsidiary of AMASYS, the Company's majority stockholder. The Company acquired and subsequently divested certain assets of TII, including its Micro Research Industries ("MRI") division, pursuant to an Asset Purchase and Put Agreement entered into on May 16, 1995. See "Executive Compensation - Board of Directors Interlocks and Insider Participation." Dr. Gilluly has served as President of Infotech since June 1992, and now serves as President of AMASYS, the successor corporation to Infotech. Dr. Gilluly also is Chief Executive Officer and Chairman of the Board of Hadron, Inc., a high technology information management concern. AMASYS owns approximately 13.5% of the outstanding stock of Hadron, Inc.

        ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive
   Director and Chief Operating Officer of the Pennsylvania
   Society for the Prevention of Cruelty to Animals, a non-profit humane society.

        ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro joined SEI Corporation, a diversified financial services, asset management and technology company,







   as Senior Vice President in November 1993. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Corporation ("NAPPCO"). NAPPCO is a privately held company that provides specialized services in the field of unclaimed financial property and escheat. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices.

        CHARLES W. TERRY was appointed President of the Company in August 1994 and director in December 1994. From August 1992 until he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and general management at CompuServe, a leading provider of computer-based information and communication services.

        There are no family relationships among the directors or executive officers of the Company.

   Meetings of the Board of Directors

        The Board of Directors held a total of 4 meetings during the Company's fiscal year ended June 30, 1996. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors.

        During fiscal year 1996, the directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Additionally, non-employee directors of the Company received a fee of $400 in cash for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any amounts for special assignments during fiscal year 1996.

        The Board of Directors did not have any committees during fiscal year 1996.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
   OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.









                           PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

        The Board of Directors has appointed the firm of Ernst & Young L.L.P. ("Ernst & Young") as the Company's independent accountants for fiscal year 1996. Although action by the stockholders in this matter is not required, the Board of Directors believes it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

        A representative of Ernst & Young will be in attendance at the Annual Meeting on December 12, 1996. The representative will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

        On July 18, 1996, Coopers & Lybrand L.L.P. ("Coopers &
   Lybrand") resigned as the Registrant's principal accountant.

        During the two fiscal years ended June 30, 1995 and 1994 and the subsequent interim period, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

        Coopers & Lybrand Report of Independent Accountants on the consolidated financial statements for the two most recent fiscal years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an uncertainty paragraph that stated that such financial statements "have been prepared assuming that the [Registrant] will continue as a going concern." The report further stated that "the [Registrant] has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern," and that such financial statements "do not include any adjustment that might result from the outcome of this uncertainty."

        On August 16, 1996, the Company engaged Ernst & Young as the Company's independent accountants to audit the Company's financial statements for its fiscal year ended June 30, 1996. The determination to engage Ernst & Young was approved by the Board of Directors. The Company did not contact Ernst & Young during the Company's two most recent fiscal years, or any subsequent interim period, regarding (i) any disagreement with Coopers & Lybrand or (ii) the application of accounting principles to a specified transaction or the type of audit






   opinion that might be rendered on the Company's financial statements. Prior to its engagement, Ernst & Young was neither asked for, nor has it expressed any opinion of any accounting issues concerning the Company.

        In the event the stockholders do not ratify the appointment of Ernst & Young as the Company's independent accountants for fiscal year 1996, the Board of Directors will reconsider its appointment of such firm and may determine to confirm or reverse such appointment, in its discretion.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
   OF ERNST & YOUNG L.L.P. AS INDEPENDENT ACCOUNTANTS FOR FISCAL
   YEAR 1997.











































                      EXECUTIVE COMPENSATION

   Summary Compensation Table

        The following table sets forth information concerning all compensation paid by the Company to its Chief Executive
   Officer and President for the three fiscal years ended June
   30, 1996:



                                                             Long-Term Compensation
                                     Annual Compensation             Awards

       Name and         Fiscal                             Stock OptionsAll Other
   Principal Position    Year      Salary($)    Bonus($)   Granted      Compensation
C.W. Gilluly, <F1>      1996           -            -      200,000<F3>        -
Chairman and Chief      1995           -            -           -             -
Executive Officer       1994           -            -           -             -


Charles W. Terry <F2>   1996       $125,060    $40,335<F4> 392,733<F3>        -
President               1995       $108,923         -            -            -


__________________________________
   <F1> Dr. Gilluly served as President of the Company until May
        1993 and continues to serve the Company as its Chairman
        and Chief Executive Officer.  Dr. Gilluly received no
        compensation from the Company for his past services as
        President.  Dr. Gilluly has not received compensation for
        his services as Chief Executive Officer.  See "Executive
        Compensation - Board of Directors Interlocks and Insider
        Participation."

   <F2> Mr. Terry was appointed President of the Company in
        August, 1994, after the end of fiscal year 1994.

   <F3> Options granted pursuant to the Company's 1995 Stock
        Option Plan.  See "Executive Compensation - Stock Option
        Grants."

   <F4> The Company paid, in fiscal year 1996, a $30,000 bonus awarded in fiscal 1995 and $10,335 of an $18,325 bonus awarded in fiscal year 1996. The balance of $7,990 was paid in fiscal 1997.








   Stock Option Grants

        The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1996.


                 Option Grants in Fiscal Year 1996

                                     % of Total
                                     Options
                 Number of           Granted to
                 Shares Underlying   Employees       Exercise   Expiration
Name             Options Granted (#) in Fiscal Year  Price      Date


C.W. Gilluly        200,000<F2>         30.0%          $.10       10/12/2005
Charles W. Terry    392,733<F3>         58.9%          $.10       10/12/2005



                          Option Grants in Fiscal Year 1996


                 Potential
                 Realizable Value at Assumed
                 Annual Rates of Stock Price
                 Appreciation for Option Term <F1>
Name                   5%               10%

C.W. Gilluly          N/C               N/C
Charles W. Terry      N/C               N/C



________________________________

   <F1> Not calculable.  Trading of the Company's common stock since it was delisted from the NASDAQ Stock Market in October 1990, has been limited and sporadic. To the Company's knowledge, during calendar year 1996 only a small number of trades have been completed. The Company believes the low trading volume of the Company's common stock, and the lack of reliable information regarding such trading, make a valuation of the Company's common stock based on the information available to the Company potentially misleading.








   <F2> Options vest two-thirds upon the date of grant and one-
        third on the first anniversary of the date of the grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after a voluntary termination of employment to the extent vested at that time.

   <F3> Options vest one-third upon the date of grant, and one-
        third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date.
        The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after a voluntary termination of employment to the extent vested at that time.



   Year-End Option Values

        The following table sets forth certain information regarding the value of unexercised options held by the Chairman and Chief Executive Officer and the President of the Company as of June 30, 1996.



                            Fiscal Year-End Option Values
                           Number of Shares                  Value of Unexercised
                         Underlying Unexercised              In-the-Money Options
                        Options at June 30, 1995             at June 30, 1995 <F1>
Name               Exercisable          Unexercisable   Exercisable    Unexercisable

  C.W. Gilluly        5,281,006                    0      N/C <F1>             N/C <F1>

  Charles W. Terry      261,822              130,911      N/C <F1>             N/C <F1>

__________________________


   <F1>  Not calculable.  Trading of the Company's common stock since it was delisted from the NASDAQ Stock Market in October
   1990, has been limited and sporadic. To the Company's knowledge, during calendar year 1996 only a small number of trades have been completed. The Company believes the low trading volume of the Company's common stock, and the lack of







   reliable information regarding such trading, make a valuation of the Company's common stock based on the information available to the Company potentially misleading.






















































   Executive Officers

        The executive officers of the Company are Dr. Gilluly, the Chairman and Chief Executive Officer of the Company, Mr. Terry, the President of the Company and S. Amber Gordon, the Secretary and Treasurer of the Company. Ms. Gordon is not an employee of, nor received during fiscal year 1996 any compensation from, the Company. Biographical information concerning Dr. Gilluly and Mr. Terry is provided in "Proposal No. 1 - Election of Directors," above. Ms. Gordon, who is 42 years old, was appointed Secretary and Treasurer of the Company in May, 1996. Ms. Gordon has been Executive Vice President of Hadron, Inc. since July 1995, Treasurer since April 1994 and Corporate Secretary since December 1993. Ms. Gordon served as Vice President responsible for Corporate Relations and Strategic Planning of Hadron, Inc. since May 1991. She served as Chairman of the Quest Business Agency, Inc., a Houston-based marketing communications firm and advertising agency, from 1985 to 1991. Ms. Gordon has served as President of S.A. Gordon Enterprises, Inc., a consulting firm specializing in financial and corporate relations, since 1985. Ms. Gordon receives no compensation from the Company but receives compensation from Hadron, Inc., who invoices the Company for time devoted by Ms. Gordon to the Company's affairs.


   Stock Option Plan

        In October 1995, the Board of Directors approved the Comtex Scientific Corporation 1995 Stock Option Plan, which was approved by shareholders in December 1995. The new Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees.


   Compensation of Directors

        During fiscal year 1996, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $400 in cash for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for special assignments during fiscal year 1996.









   Employment Agreements

        The Company has an employment contract with Mr. Terry, who was appointed President of the Company in August, 1994. Under the terms of a letter agreement dated July 19, 1994, Mr. Terry was employed for a one-year period, subject to renewal, at the Company's discretion, for two additional one-year terms. The agreement provides that Mr. Terry is to be paid an annual salary of $120,000, subject to annual increases in salary commensurate with annual increases awarded to other executive officers of the Company. Mr. Terry is entitled to receive six months severance pay in the event the Company terminates his employment or determines not to renew his employment agreement, unless his termination is for reasons of gross negligence, wilful misconduct or the commission of a felony or crime of moral turpitude. The agreement also provides for the issuance to Mr. Terry of non-qualified options to acquire 392,733 shares of the Company's common stock; the option is to vest in equal amounts over a three-year period, and the exercise price is to be determined in accordance with the terms of the Company stock plan pursuant to which the options are granted. Mr. Terry is eligible to receive a bonus based upon the achievement of specified annual gross revenue and net income goals.


































   Board of Directors Report on Executive Compensation

        General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate salary with the Company's annual and long-term quantitative and qualitative performance factors, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

        The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.

        The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and stockholders' interests in the enhancement of stockholder value and therefore uses its 1995 Stock Option
   Plan to recruit and retain senior management.

   1996 Compensation for the Chairman and Chief Executive Officer

        Dr. Gilluly has not received any salary for his work as Chairman and Chief Executive Officer. Dr. Gilluly does not have an employment agreement or severance agreement with the Company.

        Under the Company's executive compensation philosophy and program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. The Committee has granted Dr. Gilluly options under the 1995 Stock Option Plan to purchase a total of 200,000 shares of the Company s common stock at the market price on the date of grant. These options become fully exercisable over a period of two years, with two-thirds being immediately exercisable upon the date of grant, and one-third becoming exercisable on the first anniversary of the date of grant.


   1996 Compensation for the President

        Mr. Terry was appointed President of the Company in August 1994. In July, 1994, the Company and Mr. Terry entered into a letter agreement regarding the terms of Mr. Terry's






   employment. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 1996 was determined by the terms of his employment agreement. The Company believes that Mr. Terry's employment agreement bases his compensation upon objective quantitative performance factors (a bonus based upon his meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).


                            SUBMITTED BY THE BOARD OF DIRECTORS


                            C.W. Gilluly
                            Charles W. Terry
                            Erik Hendricks
                            Robert A. Nigro








































   Board of Directors Interlocks and Insider Participation

        General. During fiscal year 1996 compensation decisions were made by the Company's Board of Directors, the members of which were Dr. Gilluly, the Company's Chairman and Chief Executive Officer, Mr. Terry, the Company's President, Erik Hendricks and Robert Nigro. All Board members participated in discussions of executive officer compensation. Dr. Gilluly formerly served as President of the Company. Dr. Gilluly also serves as Chairman and Chief Executive Officer of AMASYS, the Company's majority (approximately 60%) stockholder, as well as Chairman and Chief Executive Officer of TII. The majority
   stockholder (approximately 82%) of TII is AMASYS.   During
   fiscal year 1996, AMASYS, TII and the Company engaged in the transactions described below.

   Acquisition and Divestiture of Micro Research Industries

        During fiscal 1995 the Company acquired certain assets and assumed certain liabilities of Telecommunications Industries, Inc. ("TII") representing substantially all the assets of TII's sole operating division, Micro Research Industries ("MRI") (the "Acquisition"). MRI provided sales, leasing and maintenance support of computer hardware and software primarily to the U.S. House of Representatives. At the time of the Acquisition, Infotech owned 60% and 82% of the Company and TII, respectively, and Dr. Gilluly, Chairman of the Board and Chief Executive Officer of the Company and of Infotech also served as Chairman of the Board and Chief Executive Officer of TII. In return for closing the Acquisition prior to satisfaction of all conditions to closing, the Asset Purchase Agreement and related Put Agreement permitted the Company, upon the failure of certain conditions, to require TII to repurchase all or any portion of the assets acquired by the Company and to assume the liabilities related to MRI (the "Put").

        The Acquisition resulted in the restructuring of the Company's previously matured $1,040,000 promissory notes to Infotech, whereby Infotech waived then existing defaults thereunder, and subsequent to year end forgave $150,565 of the principal thereof and rolled the remaining $889,435 principal into a 10% Senior Subordinated and Secured Note due July 1, 2002 (the "New Note"). Principal amounts due under the New Note were subject to reduction or increase under certain circumstances. The New Note was collateralized by a continuing interest in all receivables, products and proceeds thereof, all purchase orders and all patents and technology then or in the future received or held by the Company. The New Note was subordinated in right of payment to all Senior Indebtedness of the Company, including indebtedness arising from the PrinCap Financing Agreement.







        In connection with the Acquisition, the Company entered into a $1 million secured credit facility with Princeton Capital Finance Company, LLP ("PrinCap") in February 1995. In order to obtain the PrinCap financing, PrinCap required a corporate guarantee from the Company and cross-guarantees from TII, Infotech and AMASYS Corporation (the successor corporation to Infotech upon Infotech's reorganization under Chapter 11 of the U.S. Bankruptcy Code; Dr. Gilluly is Chairman of the Board of Directors and President of AMASYS Corporation). The corporate and cross-guarantees pledged essentially all of the assets of the Company, Infotech, AMASYS and TII as further security for loans made under the PrinCap Financing Agreement. PrinCap also required a $1,000,000 limited personal guarantee from Dr. and Mrs. Gilluly.

        As partial consideration for the agreement by the Gillulys to personally guarantee the PrinCap financing, and to make certain loans to TII prior to the PrinCap financing, Infotech and Pacific Telecommunications Systems, Inc. ("PTSI"), Infotech's wholly-owned subsidiary, granted to the Gillulys options to purchase 2,540,503 shares of common stock of the Company owned by Infotech and PTSI at an exercise price of $0.10 per share.

        The Acquisition required the Company to assume approximately $2.2 million in liabilities, grant to TII an option to acquire the Company's common stock (future events reduced to zero the number of shares TII could receive upon exercise thereof), and grant to the Gillulys an option (the "Gilluly Option") to acquire 2,540,503 shares of the Company's common stock upon payment of an exercise price of $.10 per share. Included in the indebtedness of TII assumed by the Company was $50,000 owed to Dr. Gilluly. The Company did not assume amounts owed by TII to Infotech of approximately $4,114,000, other TII liabilities not directly related to the MRI business, and certain amounts owed by TII to the Federal Deposit Insurance Corporation.

        The Company exercised the Put on March 25, 1996. As a result, as of March 25, 1996, TII reacquired the assets previously transferred to the Company and assumed liabilities related thereto. In conjunction therewith, TII and Infotech agreed with the Company that in the event the Company incurs any damage, loss, judgment, fine, penalty, assessment, settlement, cost or expense resulting in a liability to the Company, in whole or in any part arising out of or relating to the MRI business, the Company may either seek indemnification for such liability from TII or reduce the principal amount of its indebtedness under the Infotech Note by the amount of such liability. The principal amount of the Infotech Note was subsequently reduced by $31,000 in this connection. TII sold the assets related to the MRI business to an unrelated third






   party on March 31, 1996, net of accounts receivable and sales orders and related liabilities through that date which were retained by TII.

        PrinCap, on April 30, 1996, claimed that TII's sale of the assets of MRI subsequent to exercise of the Put Agreement constituted an event of default under the terms of the PrinCap Financing Agreement. On July 24, 1996, subsequent to the Company's fiscal year end, the Company and PrinCap agreed to consolidate all indebtedness of the Company under the PrinCap Financing Agreement ($244,449 at July 24, 1996) into a single Note collateralized by MRI receivables from the U.S. House of Representives retained by TII. The Note was due October 22, 1996, demand has been made, and the Note is in default. The Company is currently in discussions regarding payment of the Note. Management of the Company believes the Company's indemnification under the terms of the Infotech Note will apply to any amounts due PrinCap (or separately to the Company) not ultimately recovered through the MRI receivables held by TII, and that any such amounts will reduce the principal of the Infotech Note.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors
   Interlocks and Insider Participation."


                         PERFORMANCE GRAPH

        Applicable federal securities laws require the Company to present in this Proxy Statement a performance graph comparing the yearly percentage change in the Company's cumulative total stockholder return with the cumulative total return of peer issuers or certain other benchmarks. Trading of the Company's common stock, since it was delisted from the Nasdaq Stock Market in October 1990, has been limited and sporadic. To the Company's knowledge, during calendar year 1996 only a small number of trades have been completed. The Company believes the low trading volume of the Company's common stock, and lack of reliable information regarding such trading, make any performance graph based on information available to the Company potentially misleading. The Company therefore has omitted the performance graph from this Proxy Statement.











                   COMPLIANCE WITH SECTION 16(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1995 and ended June 30, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with.


                       STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than July 11, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT

             A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

        The Company will furnish any exhibit described in the list accompanying the 1996 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention:
   Corporate Secretary.











                           OTHER MATTERS

        The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   By Order of the Board of Directors




   S. Amber Gordon
   Secretary










































                             APPENDIX A


       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   COMTEX SCIENTIFIC CORPORATION
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         DECEMBER 12, 1996

             The undersigned appoints Charles W. Terry and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Comtex Scientific Corporation on December 12, 1996, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

   1.   ELECTION OF DIRECTORS

        [  ]  FOR the FOUR nominees listed below
              (except as marked to the contrary below)

        [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

           C.W. Gilluly, Erik Hendricks, Robert A. Nigro
                        and Charles W. Terry


   INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

   _____________________________________________________________


   2.   Proposal to ratify the selection of Ernst & Young, L.L.P.
        as independent accountants for the Company for fiscal year 1997.

        [  ]  FOR this proposal
        [  ]  AGAINST this proposal
        [  ]  ABSTAIN

   3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.











                         PLEASE DATE, SIGN AND RETURN
                                   PROXY PROMPTLY
                         Receipt of Notice of Annual
                         Meeting and Proxy Statement
                         is hereby acknowledged


                                  Shareholder's Signature


                         Joint Holder's Signature (If applicable)

                          Date:


        When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 2 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.





























